Exhibit 99.7
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*#

	2007	2008	2009	2010	2011
January	6.061	6.040	4.403	4.901	5.212
February	5.593	6.446	4.042	4.856	5.113
March	5.965	6.494	3.896	4.746	5.142
April	6.637	6.552	3.966	5.659	5.449
May	6.112	6.741	4.024	5.718	5.731
June	6.313	6.612	4.176	5.604	5.311
July	6.073	6.889	4.058	5.388	5.328
August	6.642	6.254	3.822	5.078
September	8.307	6.867	4.673	6.119
October	5.968	6.074	4.505	5.585
November	6.642	5.872	4.902	6.075
December	5.318	3.738	3.764	4.129

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.

#NOTE:  On November 30, 2010, the Castings Solutions business was contributed into an expanded joint venture with Süd-Chemie and is no longer reflected in these numbers from December 2010 moving forward.